SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                               _________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               _________________

                       October 29, 1996 (October 4, 1996)
               (Date of report (Date of earliest event reported))

                            HARVARD INDUSTRIES, INC
              (Exact Name of Registrant as Specified in its Charter)

       Florida                     0-21362               21-0715310
 (State or Other Jurisdiction  (Commission File No.)   (I.R.S. Employer
     of Incorporation)                                 Identification No.)

  2502 North Rocky Point Drive
       Suite 960
    Tampa, Florida                                 33607
 (Address of Principal Executive Offices)        (Zip Code)

                              (813) 288-5000
              (Registrant's telephone number, including area code)

                              Not Applicable
            (Former Name or Former Address, If Change Since Last Report)


ITEM 5.  OTHER EVENTS

     The Registrant entered into a Financing Agreement dated as of October 4, 1996 (the "Financing Agreement") with the lenders party thereto (the "Lenders") and The CIT Group/Business Credit, Inc., as a Lender and as Agent (the "Agent") for the Lenders, and the following subsidiaries of the Registrant: The Kingston-Warren Corporation, Harman Automotive, Inc., Hayes-Albion Corporation, Doehler-Jarvis, Inc., Doehler-Jarvis Greeneville, Inc., Doehler-Jarvis Pottstown, Inc., Doehler-Jarvis
Technologies, Inc. and Doehler-Jarvis Toledo, Inc.   The
Registrant and each of the aforementioned subsidiaries are referred to individually as the "Company" and collectively as the "Companies." The Financing Agreement provides the Companies with up to a $120,000,000 aggregate line of credit, consisting of (i) revolving loans ("Revolving Loans") and letters of credit of up to $90,000,000 (including a letter of credit subfacility, such that up to $25 million may be extended in the form of letters of credit (principally stand-by) issued on behalf of the Companies) (the "Revolving Credit Line"), subject to the borrowing base formula discussed below, and (ii) a $30,000,000 term loan facility (the "Term Loans"), which Term Loans are allocated among such subsidiaries as set forth in the Financing Agreement. The commitments under the Revolving Credit Line terminate, and all outstanding amounts of Revolving Loans become due and payable on, October 4, 1999 and the Term Loans mature and become due and payable on October 4, 1999.

     The total amount of outstanding revolving loans, together with the stated amount of letters of credit, under the Financing Agreement is limited to amounts up to $90,000,000 in the aggregate and shall not exceed as to each Company the sum of (i) 85% of the aggregate outstanding "eligible accounts receivable" of such Company, plus (ii) a specified percentage (which percentage is 50%, in the case of raw material and finished goods inventory, and 25% in the case of work-in-process inventory) of the value of "eligible inventory" of such Company as determined at the lower of cost or market, provided that the outstanding amount of Revolving Loans advanced against such eligible inventory is limited to $20,000,000. The standards for eligibility for eligible accounts receivable and eligible inventory are set forth in the Financing Agreement.

     As security for payment of the Revolving Loans and letters of credit and other obligations, including the Term Loans and applicable guarantees, each of the Companies has granted to the Lenders a security interest and general lien on, present and future accounts receivable, inventory, documents, bank accounts and certain general intangibles (to the extent necessary to realize upon such accounts receivable and inventory), together with proceeds thereof. As security for payment of the term loans and the guaranty thereof by each of the Companies, each of the Companies has granted to the Lenders a security interest and general lien on present and future acquired equipment and other pledged collateral, including the issued and outstanding shares of capital stock of the Companies (other than the Registrant), and other present and future general intangibles, together with proceeds thereof. Each Company has unconditionally and irrevocably guaranteed the obligations of the Companies under the Financing Agreement, which guarantees are secured as set forth above.

     If the Companies terminate the Financing Agreement and the line of credit prior to October 4, 1997, the Companies must pay an early termination fee equal to 0.75% of the aggregate amount of the aggregate line of credit.

     Revolving Loans under the Financing Agreement bear interest at a rate equivalent to The Chase Manhattan Bank Rate (as hereinafter defined) plus 1.5% per annum, or at the Companies' option, Libor (as hereinafter defined) plus 3.5% per annum. Term Loan borrowings bear interest at a rate equivalent to The Chase Manhattan Bank Rate plus 1.75% per annum. The Chase Manhattan Bank Rate is the rate of interest per annum announced by Chase from time to time as its prime rate in effect at its principal office in the City of New York. "Libor" is defined to mean, at any time of determination, and subject to availability, for each interest period the rate determined by the Agent to be the applicable London Interbank Offered Rate paid in London on dollar deposits from other banks as (a) quoted by The Chase Manhattan Bank or, if such quotation is not available, the rate published under "Money Rates" in the New York City edition of The Wall Street Journal or if there is no such publication or statement therein as to Libor then in any publication used in the New York City financial community or (b) if no rate is available to the Agent using the sources in clause (a) above, the rate determined by the Agent based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London Time). The Lenders also earn a fee of 2% per annum on the face amount of each standby letter of credit in addition to passing along to the Companies all bank charges imposed on the Lenders by the letter of credit issuing bank. Further, the Lenders receive a line of credit fee of .5% per annum on the unutilized portion of the Revolving Line of Credit, together with certain other fees as have been separately agreed upon.

     The Financing Agreement contains, among other things, covenants restricting the ability of the Companies to sell or otherwise dispose of assets or merge, incur debt, pay dividends, repurchase or redeem capital stock and indebtedness, create liens, make capital expenditures, make certain investments or acquisitions, enter into transactions with affiliates and otherwise restricting corporate activities. The Financing Agreement also contains a covenant requiring the maintenance of a minimum amount of EBITDA (defined as consolidated earnings of the Companies before interest and tax obligations, depreciation and amortization as well as the non-cash portion of post retirement benefits and other adjustments, including losses or gains on fixed asset dispositions) and restrictions on the amounts expended for Capital Expenditures and the amount of Revolving Loans utilized to finance Capital Expenditures. The Registrant does not expect any of such covenants to impair materially its ability to conduct business in the usual course.

     The Financing Agreement contains events of default which are usual and customary in a transaction of this type, including, among other things, payment defaults in respect of the line of credit, cross-defaults to certain other indebtedness, breach of covenants or representations and warranties included in the Financing Agreement and related documents and the institution of any bankruptcy proceedings, subject, in certain instances, to specified grace and cure periods. Upon the occurrence and continuance of an Event of Default under the Financing Agreement, the Lenders may terminate their commitments to make loans and issue letters of credit thereunder, declare the then outstanding loans due and payable and demand cash collateral in respect of outstanding letters of credit.

     On October 4, 1996, the Registrant and the subsidiaries referred to above borrowed an aggregate amount of $38,273,310, of which $30,000,000 was borrowed as Term Loans and $8,273,310 was borrowed as Revolving Loans. In addition, an aggregate amount of $19,406,000 of letters of credit (principally stand-by) was issued and outstanding under the Revolving Credit Line. Contemporaneously with entering into the Financing Agreement the Company terminated its then existing revolving credit agreement, dated as of July 28, 1995, among the Companies, Chemical Bank, as administrative and collateral agent, and the other lenders named therein. Proceeds of the Term Loans, together with proceeds of Revolving Loans, were used to repay all outstanding loans under such prior revolving credit agreement.

     The foregoing summary of the Financing Agreement is qualified in its entirety by reference thereto, a copy of which has been filed with the Securities and Exchange Commission as an exhibit to this Form 8-K.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.

          (c)  Exhibits


                                  Signatures

               Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 29, 1996

                              HARVARD INDUSTRIES, INC.

                              By: /s/Arnold M. Sheidlower
                                  ______________________________
                                   Name:   Arnold M. Sheidlower
                                   Title:  Vice President



                          Exhibit Index

Exhibit No.                   Description

10.1                          Financing Agreement, dated as of
                              October 4, 1996, among the
                              Registrant and subsidiaries, and
                              The CIT Group/Business Credit,
                              Inc., as Agent for the lenders
                              named therein.

10.2                          Fee letter, dated as of October 4,
                              1996, among the Registrant and
                              subsidiaries, and The CIT
                              Group/Business Credit, Inc., as
                              Agent for the lenders.